Exhibit 3.2

FORM No.2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Kestra Medical Technologies, Ltd.

(hereinafter referred to as the “Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned:

Name and Address	Bermudian Status	Nationality	Number of Shares
	(Yes or No)		Subscribed

	Yes	Bermudian	Bermudian

Maples Corporate

Services (Bermuda)

Limited

Cumberland House 7th Floor

1 Victoria Street

Hamilton HM 11

Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981, as amended.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ____ in all, including the following parcels:

None

5.	The authorised share capital of the Company is US$100 divided into 100 Ordinary Shares of par value US$1.00 each.

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.

Subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, including (without limitation) the power, subject to the Companies Act, to:

a.	issue preference shares which are, at the option of the holder, liable to be redeemed;

b.	purchase its own shares for cancellation; and

c.	acquire its own shares to be held as treasury shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:

/s/ Signatory on behalf of Maples Bermuda	/s/ Heather Beanland
Authorised for and on behalf of Maples Corporate Services (Bermuda) Limited	Witness Heather Beanland Date: 20 May 2021

/s/ Signatory on behalf of Maples Bermuda	/s/ Heather Beanland
Authorised for and on behalf of Maples Corporate Services (Bermuda) Limited	Witness Heather Beanland Date: 20 May 2021

Subscribed this 20th day of May 2021

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